Exhibit 99.2

SANDLER

O’NEILL+

PARTNERS

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Floridian Financial Group, Inc. (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with Seacoast Banking Corporation of Florida contained in Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Amendment No. 1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Amendment No. 1 to the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York
January 15, 2016

SANDLER O’NEILL + PARTNERS, L.P.
1251 Avenue of the Americas, 6th Floor, New York, NY 10020
T: (212) 466-7800 / (800) 635-6851
www.sandleroneill.com